1 Exhibit 10.1 EMPLOYMENT AGREEMENT This Employment Agreement (this “Agreement”) is entered into as of August 12, 2025, between Helen of Troy Nevada Corporation, a Nevada corporation (the “Company”), and G. Scott Uzzell (“Executive”), but effective for all purposes as of the Effective Date (as defined below). The Company and Executive are sometimes referred to herein collectively as the “parties” or individually as “a party.” 1. Employment Relationship; Duties. 1.1 Employment Relationship. The Company agrees to employ Executive and Executive agrees to serve as the Chief Executive Officer of the Company and Helen of Troy, in each case, effective on September 1, 2025, unless otherwise mutually agreed upon by the Company and Executive (the “Effective Date”). Executive agrees to serve in such additional positions as are reasonably assigned to Executive by the Company and the Board of Directors of Helen of Troy (the “Board”) consistent with the role of Chief Executive Officer until terminated as provided herein. Both Executive and the Company acknowledge that either party may terminate Executive’s employment relationship with the Company and any of its affiliates at any time and for any or no reason, provided that each party complies with the terms of this Agreement. Capitalized terms used but not otherwise defined in this Agreement are defined in Section 13 below. 1.2 Duties. Executive, subject to the direction and control of the Board, shall have all of the executive powers of the Chief Executive Officer and exercise active management and supervision over the business and affairs of Helen of Troy and its subsidiaries, including the Company, and shall perform such executive and/or administrative duties consistent with the office of Chief Executive Officer as from time to time may be assigned to him by the Board in its judgment and discretion. Executive shall report to the Board. Executive shall devote his entire professional business time and all reasonable efforts to perform diligently his duties under this Agreement. Notwithstanding the forgoing, with prior written approval of the Board, Executive may serve on one (1) “for-profit” board and one (1) “not-for-profit” board or other governing body, so long as such services do not unreasonably interfere with Executive’s performance of his obligations hereunder. Notwithstanding the foregoing, Executive may serve on more than one (1) “not-for-profit” board or other governing body subject to the prior written consent of the Board, which consent will be provided or withheld at the Board’s sole discretion. For avoidance of doubt, “for profit” boards can be for public or private companies. 2. Compensation and Benefits. 2.1 Annual Base Salary. Effective as of the Effective Date, Executive’s annual base salary will be no less than $1,100,000.00 per year (the “Base Salary”), payable in accordance with the Company’s usual pay practices (and in any event no less frequently than monthly). The Base Salary shall be reviewed by the Compensation Committee annually for an increase, but unless Executive provides his prior written consent, not a decrease. 2.2 Annual Performance Incentive. Executive shall participate in the Helen of Troy Limited 2011 Annual Incentive Plan and any successor or replacement annual incentive plan or arrangement in which executive officers of Helen of Troy are eligible to participate (as amended, restated or modified from time to time, the “Annual Incentive Plan”). Except as otherwise set forth in this Agreement, any incentive award shall be subject to, and governed by, the terms and requirements of the

2 Annual Incentive Plan, any applicable award agreement granted thereunder and the following applicable terms and conditions: (a) Performance Opportunity. As of the Effective Date, Executive shall be eligible to receive an annual performance bonus for each fiscal year (the “Fiscal APB”) targeted at 125%, up to a maximum of 200%, of Executive’s eligible annual earnings for the applicable annual performance period determined in accordance with the Company’s past practices. Notwithstanding the foregoing and for avoidance of doubt, except to the extent expressly set forth in this Agreement, no Fiscal APB shall be earned or payable for the applicable annual performance period if the threshold is not achieved, and Executive shall not be entitled to a bonus with respect to any such performance measure if the threshold amount associated with such performance measure is not achieved. (b) Other Terms of Fiscal APB. Except as expressly provided in this Agreement, the performance goals, target awards, thresholds, maximums and any other terms of any Fiscal APB shall be determined as set forth under the Annual Incentive Plan and at the sole discretion of the Compensation Committee of the Board (the “Compensation Committee”). (c) Certain Conditions. (i) Completion of the Performance Period. Except to the extent expressly set forth in this Agreement, Executive shall not be deemed to be eligible for or to have “earned” any performance-based award under this Agreement, the Annual Incentive Plan or such award agreement unless the applicable performance period has been fully completed and the applicable performance goals have been achieved. (ii) Continued Employment; No Pro-Rata Awards. Except to the extent expressly set forth in this Agreement, to qualify for and receive payment of any annual incentive award under the Annual Incentive Plan, Executive must remain employed with the Company through the last day of the performance period for which such incentive award is payable. For avoidance of doubt, except to the extent expressly set forth in this Agreement, Executive shall not be entitled to any pro-rata portion of any annual incentive award for a partial performance period if Executive’s employment is terminated at any point on or prior to the last day of the performance period for which such incentive award is payable. (d) Award Not Guaranteed. The grant of any annual Fiscal APB does not constitute a promise of achievement of such award or payment. 2.3 Long-Term Incentive Compensation. Executive is also entitled to participate in the Helen of Troy Limited 2025 Stock Incentive Plan and any successor or replacement stock or long-term incentive plan in which executive officers of Helen of Troy are eligible to participate (as amended, restated or modified from time to time, the “Stock Incentive Plan”). Any such incentive award shall be subject to, and governed by, the terms and requirements of the Stock Incentive Plan, any award agreement issued thereunder, and the following applicable terms and conditions. (a) Long-Term Incentive Award. Effective as of the Effective Date, for the performance period commencing as of March 1, 2026, Executive shall be eligible to receive long-term incentive grants (the “Fiscal LTPB”) in the form of restricted stock awards or such other form of award designated by the Board or the Compensation Committee (“Stock Award”) under the Stock Incentive Plan consisting of both time-vesting Stock Awards and performance-based Stock Awards. With respect to the fiscal year of the Company commencing on March 1, 2026, subject to Section 2.3(b), Executive’s Fiscal

3 LTPB will be granted as follows: (i) 40% of the Targeted Equity Award Amount will be granted in the form of time-vested based Stock Awards that will vest in three (3) equal installments on successive anniversary dates of the grant over the three- (3-) year period that commences on the Date of Grant, and (ii) 60% of the Targeted Equity Award Amount will be granted in the form of performance-based Stock Awards for the performance period commencing March 1, 2026, and ending February 28, 2029. Notwithstanding the foregoing and for the avoidance of doubt, except to the extent expressly set forth in this Agreement, no Fiscal LTPB shall be earned or payable, and Executive shall not be entitled to the vesting of a Fiscal LTPB with respect to any such performance-based Stock Awards if the threshold amount associated with such performance measure is not achieved for a given Fiscal LTPB. (b) Long-Term Incentive Opportunity. As of March 1, 2026, Executive’s total equity award for each Fiscal LTPB that is granted each fiscal year will be the lesser of $4,500,000 or the LTPB Plan Limit (as defined below) (the “Targeted Equity Award Amount”), which in the case of performance awards shall be based on target. For each Fiscal LTPB, with respect to time-vested based awards and performance awards to the extent such performance awards do not relate to a total shareholder return component, the number of common shares of Helen of Troy (the “Shares”) subject to the performance- based Stock Awards (rounded up to the next whole share) shall be a quotient equal to (i) the Targeted Equity Award Amount allocable to such awards that are not subject to a total shareholder return component divided by (ii) the Fair Market Value of the Shares as of the Date of Grant. For each Fiscal LTPB, with respect to and to the extent such performance awards relate to a total shareholder return component, the number of Shares subject to the performance-based Stock Awards (rounded up to the next whole share) shall be a quotient equal to (A) the Targeted Equity Award Amount allocable to such awards that are subject to a total shareholder return component divided by (B) the per share value of such award as computed in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718 determined by reference to the Fair Market Value as of close of trading of the Shares as of the Date of Grant. Notwithstanding the foregoing, the number of Shares determined pursuant to the foregoing shall not exceed the LTPB Plan Limit. (c) Other Terms of Fiscal LTPB. Notwithstanding the foregoing, the Compensation Committee may increase or decrease the targets, thresholds or maximums for awards of performance-based Stock Awards grants for any performance period at its sole discretion. Except as expressly provided in this Agreement, the performance goals and other terms of any Fiscal LTPB shall be determined at the sole discretion of the Compensation Committee. (d) Certain Conditions. (i) Completion of the Performance Period. Except to the extent expressly set forth below, for purposes of this Agreement, the Stock Incentive Plan and any award agreement granted thereunder, Executive shall not be deemed to be eligible for payment for or to have “earned” any performance-based award under the Stock Incentive Plan or such award agreement unless the applicable performance period has been fully completed and the applicable performance goals have been achieved. (ii) Continued Employment; No Pro-Rata Awards. Except to the extent expressly set forth in this Agreement, to qualify for any incentive payment under the Stock Incentive Plan, Executive must remain employed with the Company and Helen of Troy through the last day of the performance period for which such incentive payment is payable and, at a minimum, the threshold amount associated with the performance measures must be achieved for such performance period. For avoidance of doubt, except to the extent expressly set forth in this Agreement, Executive shall not be entitled to any pro-rata portion of any Fiscal LTPB for a partial performance period if Executive’s employment is

4 terminated at any point on or prior to the last day of the performance period for which such incentive award is payable. (e) LTPB Plan Limit. Notwithstanding anything contained herein to the contrary, the number of Shares that shall be established for Executive with respect to any Stock Award or RSA Bonus shall be subject to the approval of shareholders of Helen of Troy and the limitations set forth in the Stock Incentive Plan, including Section 3(a) of the Stock Incentive Plan (or any amended or successor provision relating thereto) (the “LTPB Plan Limit”). In the event (i) there are not a sufficient number of Shares under the Stock Incentive Plan to cause the grant of Stock Awards or RSA Bonus (ii) the number of Shares that may be established for any threshold, target and maximum opportunity in any Fiscal LTPB herein (as calculated without giving effect to the LTPB Plan Limit) exceeds the LTPB Plan Limit, to the extent required under the Stock Incentive Plan, the rules and regulations of any exchange in which the Shares are traded or listed, or applicable law, or (iii) the shareholders of Helen of Troy have not approved the Stock Incentive Plan, the Company shall use its commercially reasonable efforts to obtain shareholders’ approval at an annual general meeting of shareholders to approve the Stock Incentive Plan or an amendment to the Stock Incentive Plan, as the case may be, permitting the award of Stock Awards or RSA Bonus in excess of the LTPB Plan Limit, as contemplated herein. In the event Helen of Troy’s shareholders have not or do not so approve Stock Incentive Plan or an amendment to the LTPB Plan Limit, as the case may be, the Company and the Compensation Committee shall be obligated only to grant to Executive a Fiscal LTPB with terms that do not exceed the LTPB Plan Limit. (f) Award Not Guaranteed. The grant of any Fiscal LTPB does not constitute a promise of achievement of such award or payment. 2.4 Sign-On Bonus. Effective on the Effective Date, Executive will be entitled to a sign-on bonus consisting of a cash award and restricted stock awards as set forth below. (a) Cash Award. Executive shall be paid $500,000, which amount, less any applicable withholding and employment taxes, shall be paid as a lump-sum cash payment to Executive as soon as administratively practicable after the Effective Date (the “Cash Award”). It is acknowledged and agreed that the Cash Award shall not be deemed to be annual incentive compensation or payments for purposes of Section 7. Notwithstanding the foregoing, if Executive voluntarily terminates employment other than for Cause or is terminated by the Company for Cause within the first twelve (12) months of the Effective Date, Executive agrees to repay the unearned pro-rata amount of the Cash Award (but net of income tax actually incurred in respect of applicable to the Cash Award based on Executive’s most recent full calendar year combined federal, state and local effective income tax rate), on the date of termination, and if not timely repaid, the Company may offset said amount from any payment of the Company that is then (or thereafter) due Executive. For purposes of this Section 2.4(a), the term “pro-rata portion” shall mean a percentage, when expressed as a fraction, the numerator of which is the number of weeks during the term of this Agreement in which Executive was an employee of the Company, and the denominator of which is the number of weeks in such performance period. For the avoidance of doubt, if Executive’s employment terminates prior to the term of this Agreement due to death or Disability, a termination by the Company without Cause or a termination by Executive for Good Reason, Executive will be entitled to retain the Cash Award. (b) Restricted Stock Awards. Restricted stock awards (“RSAs”) equal in value to $3,250,000, which shall be determined by dividing $3,250,000 by the Fair Market Value of a Share on the Grant Date to be issued under the Stock Incentive Plan, consisting of both time-vesting RSAs and performance-based RSAs as soon as administratively practicable after the Effective Date (the “RSA Bonus”). Of the RSAs granted to Executive, (i) RSAs in value equal to $1,000,000 based on Fair Market

5 Value of a Share on the Grant Date will be time-vested based RSAs that will vest in three (3) equal installments on successive anniversary dates over the three- (3-) year period that commences on the Grant Date, and (ii) RSAs in value equal to $2,250,000 based on Fair Market Value of a Share on the Grant Date will be performance-based RSAs (the “Performance RSA Bonus”). The Performance RSA Bonus will vest based on the achievement of the Share Value Performance Goal for the three- (3-) year performance period commencing on the Effective Date and ending on August 31, 2028 (the “Performance Period”). The Shares subject to the Performance RSA Bonus shall earn and vest at the end of the Performance Period if the Closing Average Share Value is equal to or greater than the Share Value Performance Goal. The Share Value Performance Goal and Closing Average Share Value shall be adjusted to give appropriate effect to any stock splits, reverse stock splits, stock dividends and similar transactions, as determined by the Compensation Committee. If the Share Value Performance Goal is not achieved, the unvested Shares subject to the Performance RSA Bonus shall be forfeited. (c) Other Terms of the RSA Bonus. Notwithstanding the foregoing, the Compensation Committee may increase or decrease the targets, thresholds or maximums for awards of performance-based RSA Bonus grants for any performance period at its sole discretion. Except as expressly provided in this Agreement, the performance goals and other terms of any RSA Bonus shall be determined at the sole discretion of the Compensation Committee. (i) Completion of the Performance Period. Except to the extent expressly set forth below, for purposes of this Agreement, the Stock Incentive Plan and any award agreement granted thereunder, Executive shall not be deemed to be eligible for payment for or to have “earned” any performance-based award under the Stock Incentive Plan or such award agreement unless the applicable performance period has been fully completed and the applicable performance goals have been achieved. (ii) Continued Employment; No Pro-Rata Awards. Except to the extent expressly set forth in this Agreement, to qualify for any incentive payment under the Stock Incentive Plan, Executive must remain employed with the Company and Helen of Troy through the last day of the performance period for which such incentive payment is payable and, at a minimum, the threshold amount associated with the performance measures must be achieved for such performance period. For avoidance of doubt, except to the extent expressly set forth in this Agreement, Executive shall not be entitled to any pro-rata portion of any RSA Bonus for a partial performance period if Executive’s employment is terminated at any point on or prior to the last day of the performance period for which such incentive award is payable. (f) Award Not Guaranteed. The grant of the RSA Bonus does not constitute a promise of achievement of such award or payment. 3. Relocation. (a) Relocation Expectations. The Company, in consultation with Executive, will designate a city in which Executive will be located. Unless otherwise agreed upon, Executive will be expected to timely relocate his home residence in or around the designated city such to have a reasonable commute to the designated office from where Executive will work on a regular and consistent basis exclusive of business travel. Timely relocation means within six (6) months from the Effective Date or the date of the Company’s designation of the city for Executive, whichever is later.

6 (b) Relocation Benefits. Executive will be eligible to receive such relocation assistance and benefits as may be generally available to other relocating executive officers and management employees of the Company in compliance with the Company’s policy. 4. Expense Reimbursement. The Company shall reimburse Executive for reasonable travel and other expenses incurred in connection with Executive’s performance of duties to carry out the Company’s business, subject to the Company’s written policies, procedures and practices. 5. Other Benefits. Effective as of the Effective Date, Executive will be eligible for such health and welfare benefits as may be generally available to other executive officers of the Company. Executive shall be entitled to six (6) weeks of vacation and such periods of sick leave allowance each year as are determined by the Company per its written policies, procedures and practices applicable to all employees of the Company. Executive may participate in all retirement and other benefit plans or arrangements of the Company generally available from time to time to executive officers of the Company and for which Executive qualifies under the terms of such plans provided Executive satisfies the conditions for participation under such arrangements. 6. Release of Claims. In consideration for and as a condition precedent to receiving the severance benefits outlined in this Agreement, Executive agrees to execute a Release of Claims in the form attached as Exhibit A (“Release of Claims”). Executive promises to execute and deliver the Release of Claims to the Company within twenty-one (21) days (or, if required by applicable law, forty-five (45) days) from the last day of Executive’s active employment. Executive shall forfeit the severance benefits set forth in this Agreement in the event that Executive fails to execute and deliver the Release of Claims to the Company in accordance with the timing and other provisions of the preceding sentence or revokes such Release of Claims prior to the “Effective Date” (as such term is defined in the Release of Claims) of the Release of Claims. 7. Additional Compensation Upon Certain Termination Events. 7.1 Termination of Executive’s Employment (Not in Connection with a Change of Control). In the event of a Termination of Executive’s Employment and contingent upon Executive’s execution of the Release of Claims without revocation within the time period described in Section 6 above and in compliance with Section 12 and Section 13 of this Agreement, Executive shall be entitled to the following benefits: (a) an amount equal to (i) twelve (12) months of Executive’s annual base pay at the rate in effect immediately prior to the date of Termination of Executive’s Employment plus (ii) 100% of the target annual incentive for the performance period during which Executive’s employment was terminated, which incentive payment would have been awarded to Executive under the Annual Incentive Plan; (b) an amount equal to the pro rata portion (as defined below) of the annual incentive payable under the Annual Incentive Plan for the performance period during which Executive’s employment was terminated had Executive’s employment not been terminated, based upon the actual performance of Helen of Troy at the end of such performance period and payable at the same time that such payment would be made during Executive’s regular employment with the Company. For purposes of this Section 7.1(b), the term “pro rata portion” shall mean a percentage, when expressed as a fraction, the numerator of which is the number of days during the applicable performance period in which Executive was an employee of the Company, and the denominator of which is the number of days in such performance period;

7 (c) the vesting of the pro rata portion (as defined below) of any performance-based compensation that would be vested or otherwise payable to Executive under the Stock Incentive Plan for the performance period(s) during which Executive’s employment with the Company was terminated, based upon the actual performance of Helen of Troy at the end of such performance period and payable at the same time that such payment would be made during Executive’s regular employment with the Company. For purposes of this Section 7.1(c), the term “pro rata portion” shall mean a percentage, when expressed as a fraction, the numerator of which is the number of days during the applicable performance period(s) in which Executive was an employee of the Company, and the denominator of which is the number of days in such performance period(s); and (d) the immediate vesting of a pro rata portion (as defined below) of any installment of time-vested restricted stock units (“RSUs”), time-vested RSAs and time-vested options or other stock- based awards granted under the Stock Incentive Plan that would have vested as of the anniversary of the date that begins the vesting period applicable to such installment of RSUs, RSAs, options or other awards that immediately follows the date of Termination of Executive’s Employment. For purposes of this Section 7.1(d), the term “pro rata portion” shall mean, with respect to any award of time-vested RSUs, time-vested RSAs or time-vested options or other stock-based award, a percentage, when expressed as a fraction, the numerator of which is the number of days from and after the date that begins the vesting period applicable to such installment of RSUs, RSAs, options or other awards during which Executive was an employee of the Company, and the denominator of which is the total number of days in the vesting period(s) applicable to such installment of RSUs, RSAs, options or other awards assuming Executive had been an employee throughout such vesting period and no event or other matter occurred that would accelerate the vesting of such award. Any options that vest pursuant to this Section 7.1(d) or had vested prior to the Termination of Executive’s Employment shall remain exercisable through the post-termination exercise period set forth in or contemplated by the agreement evidencing the option, but not less than the lesser of (i) ninety (90) days following the date of Termination and (ii) the expiration date of such option. Notwithstanding anything to the contrary in this Agreement, if any payments, awards or benefits are owed or required to be settled or delivered to Executive under Section 7.2 hereof, then Executive shall not be entitled to any payment or benefit under this Section 7.1. 7.2 Termination of Executive’s Employment in Connection with a Change of Control. If there is a Change of Control, and if within six (6) months prior to, on, or within eighteen (18) months following the effective date of such Change of Control, there occurs a Termination of Executive’s Employment and contingent upon Executive’s execution of the Release of Claims without revocation within the time period described in Section 6 above and in compliance with Section 12 and Section 13 of this Agreement, Executive shall be entitled to the following benefits (without duplicating any payment already owed under Section 7.1): (a) an amount equal to (i) eighteen (18) months of Executive’s annual base pay at the rate in effect immediately prior to the date of Termination of Executive’s employment plus (ii) 150% of the target annual incentive under the Annual Incentive Plan for the performance period during which Executive’s employment was terminated; (b) the pro rata portion (as defined in Section 7.1(b)) of the target amount of any annual incentive compensation under the Annual Incentive Plan for the performance period during which Executive’s employment with the Company terminated; (c) immediate vesting of all unvested, time-vested RSUs and unvested, time-vested RSAs granted pursuant to the Stock Incentive Plan that are outstanding as of immediately prior to the date of Termination of Executive’s employment;

8 (d) immediate vesting of all unvested, time-vested options granted pursuant to the Stock Incentive Plan that are outstanding as of immediately prior to the date of Termination of Executive’s Employment and an extended exercisability period for options that vest pursuant to this Section 7.2(d) or that had vested prior to the date of Termination ending on the later of the last date of the post-termination exercise period set forth in the agreement evidencing the option and ninety (90) days following the date of a Change of Control, provided that no option shall be exercisable beyond the original term of the option; provided that the exercise of such options shall otherwise be subject to the terms and conditions of the Stock Incentive Plan and the award agreement relating to such option; and (e) immediate vesting based on assumed performance attainment at target levels of all unvested performance-based RSUs and unvested performance-based RSAs issued pursuant to the Stock Incentive Plan that are outstanding as of immediately prior to the date of Termination of Executive’s Employment. 7.3 Termination of Executive’s Employment for Cause. In the event of Executive’s Termination of Employment due to Cause, Executive shall not be entitled to any payments as provided in Sections 7.1 or 7.2 above. 7.4 Termination due to Death or Disability. In the event of a termination of Executive’s employment under Section 7.1, 7.2 or 7.3 above or in the event of a termination of Executive’s employment because of death or Disability, the Company shall, in addition to the payments set forth in those sections, where applicable, pay Executive (i) any unpaid base salary or other benefit earned by him up to and including the effective date of such termination of Executive’s employment and (ii) to the extent not duplicative of the payments set forth in Sections 7.1 and 7.2, as applicable, any unpaid cash or equity incentive payment earned under the Annual Incentive Plan or the Stock Incentive Plan and vested prior to the effective date of such termination to the extent such payment would not violate Section 409A of the Code (“Section 409A”)). For purposes of this Section 7.4, and except as otherwise provided in this Agreement, with respect to any award or award agreement granted under any stock or other incentive plan of Helen of Troy and its subsidiaries, Executive shall not be deemed to be eligible for or to have “earned” any performance-based award under such plan or such award agreement unless the applicable performance period has been fully completed and the applicable performance goals have been achieved. Subject to compliance with Section 18, the amounts described in this Section 7.4, if any, shall be paid on the date Executive would otherwise have received each such payment if his employment had not been terminated, subject to certification of the attainment of any performance goals by the Compensation Committee to the extent required by the Code or any stock or other incentive plan of Helen of Troy and its subsidiaries or any related award agreement. 7.5 COBRA Continuation Coverage. In the event of a Termination of Executive’s Employment under Section 7.1 or a Termination of Executive’s Employment under Section 7.2, the Company shall provide, to the extent permitted by benefit plans of Helen of Troy and its subsidiaries, and applicable law, the continuation (by way of Company payment for the entire coverage under COBRA) of health insurance benefits for Executive and his eligible dependents for a maximum of (a) twelve (12) months, in the event of a Termination of Executive’s Employment under Section 7.1, or until Executive is covered by another health insurance policy or is eligible for coverage under an employer-sponsored group health plan, if that occurs earlier than twelve (12) months following the Termination of Executive’s Employment under Section 7.1 or (b) eighteen (18) months, in the event of a Termination of Executive’s Employment under Section 7.2, or until Executive is covered by another health insurance policy or is eligible for coverage under an employer-sponsored group health plan, if that occurs earlier than eighteen (18) months following a Termination of Executive’s Employment under Section 7.2, as applicable. The Company shall pay the Company’s COBRA administrator directly on behalf of Executive. Executive acknowledges that the Company’s payment for coverage under COBRA may be a taxable benefit to

9 Executive. Accordingly, in order to comply with applicable tax rules and to the extent required, the Company will impute the amount of the premium to Executive as income and report it on Form W-2. Executive and the Company agree that if the COBRA continuation payments provided for in this Section 7.5 are determined to be discriminatory under the Affordable Care Act nondiscrimination provisions applicable to insured group health plans, the parties will renegotiate Section 7.5, as applicable, in good faith to avoid the imposition of any excise tax on Executive or the Company. 7.6 Timing of Payment. Notwithstanding anything to the contrary herein, all payments, awards and benefits due or required to be delivered to Executive under Sections 7.1 and 7.2 that are not otherwise required by any rule or regulation issued by any state or federal governmental agency shall be contingent upon execution by Executive of the Release of Claims without revocation within the time period described in Section 6 above. Subject to Executive’s compliance with Section 13, and Executive’s continuing compliance with Section 13: (a) The amount, if any, to be paid under Section 7.1(a) shall be payable in twenty-six (26) equal, bi-weekly installments, commencing on the second payroll date following the date that the Release of Claims becomes effective and that is at least sixty (60) but not more than seventy-five (75) days after the date of Termination of Executive’s Employment and continuing on a bi-weekly basis thereafter on the Company’s regular payroll dates of each ensuing calendar month. (b) The amounts, if any, to be paid or required to be delivered under Section 7.1(b) and Section 7.1(c) shall be payable in accordance with the terms and conditions set forth in Section 7.1(b) and Section 7.1(c), respectively, and in any event within two and one-half (2½) months following the last day of the Company’s fiscal year containing the last day of the applicable performance period. (c) Payments and benefits owed, if any, under Section 7.1(d) hereof shall be settled or provided within sixty (60) days following the date of Termination of Executive’s Employment. (d) The amount, if any, to be paid under Section 7.2(a) shall be payable in a lump sum cash payment on the second payroll date following the date that the Release of Claims becomes effective and that is at least sixty (60) but not more than seventy-five (75) days after the later of the date of Termination of Executive’s Employment and the date of the Change of Control; provided, however, that if the amounts constitute non-qualified deferred compensation subject to Section 409A and the Change of Control does not constitute a “change in control event” within the meaning of the Treasury Regulations of Section 409A, then the portion of such amount that is equal to the amount that would have been paid under Section 7.1(a) had the termination not been in connection with a Change of Control, and that would have been subject to Section 409A, shall be paid in installments pursuant to the same schedule set forth in Section 7.6(a), and the amount equal to the difference between the amount payable under Section 7.3(a) and the aggregate amount payable under Section 7.1(a) and that is subject to Section 409A shall be paid in a lump sum at the same time that the seventh (7th) semi-monthly installment is paid. Payments and benefits owed, if any, under Sections 7.2(b), (c), (d) or (e) hereof shall be paid or provided within sixty (60) days following the later of the date of Termination of Executive’s Employment or the occurrence of the event constituting a Change of Control. Notwithstanding the foregoing, the timing of any amounts, awards or benefits to be paid, provided, delivered or settled under this Section 7.6 is subject to compliance with Section 409A to the extent any of the payments or benefits are considered non-qualified deferred compensation under Section 409A. 7.7 Parachute Payments. In the event that any benefits payable to Executive pursuant to this Agreement, either alone or in conjunction with other compensatory payments, (a) constitute “parachute payments” within the meaning of Section 280G of the Code and (b) but for this Section 7.7

10 would be subject to the excise tax imposed by Section 4999 of the Code or any comparable successor provisions (the “Excise Tax”), then Executive’s benefits payable hereunder shall be either (x) provided to Executive in full, or (y) provided to Executive to such lesser extent as would result in no portion of such benefits being subject to the Excise Tax, whichever of the foregoing results in the receipt by Executive, on an after-tax basis, of the larger economic benefit, notwithstanding that all or some portion of such benefits may be taxable under the Excise Tax. In no event shall the foregoing be interpreted or administered so as to result in an acceleration of payment or further deferral of payment of any amounts (whether under this Agreement or any other arrangement) in violation of Section 409A. Subject to the immediately preceding sentence, any reduction pursuant to clause (y) shall occur in the manner (the “Reduction Method”) that results in the greatest economic benefit for Executive. If more than one method of reduction will result in the same economic benefit, the items so reduced will be reduced pro rata (the “Pro Rata Reduction Method”). Notwithstanding any provision of this Section 7.7 to the contrary, if the Reduction Method or the Pro Rata Reduction Method would cause any portion of such payments to be subject to taxes pursuant to Section 409A, that would not otherwise be subject to taxes pursuant to Section 409A, then the Reduction Method and/or the Pro Rata Reduction Method, as the case may be, shall be modified so as to avoid the imposition of taxes pursuant to Section 409A as follows: (x) as a first priority, the modification shall preserve to the greatest extent possible, the greatest economic benefit for Executive as determined on an after-tax basis; (y) as a second priority, payments that are contingent on future events shall be reduced (or eliminated) before payments that are not contingent on future events; and (z) as a third priority, payments that are “deferred compensation” within the meaning of Section 409A shall be reduced (or eliminated) before payments that are not deferred compensation within the meaning of Section 409A. Prior to the consummation of a Change of Control that would result in an Excise Tax with respect to Executive’s benefits payable hereunder, the Company shall appoint a nationally recognized accounting firm, law firm or consultancy in consultation with Executive to make the determinations required by this Section 7.7 and shall, to the extent consistent with Section 280G of the Code, take into account all reductions to the value of payments that might otherwise qualify as a “parachute payments” under such Section (including the value of noncompetition restrictions and reasonable compensation for pre- and post-change in control services). The Company shall bear all expenses with respect to the determinations by such accounting firm, law firm or consultancy required to be made hereunder. 8. Withholding; Subsequent Employment. 8.1 Withholding. All payments and benefits provided for in this Agreement are subject to applicable withholding obligations imposed by federal, state and local laws and regulations. 8.2 Offset. The amount of any payment provided for in this Agreement shall not be reduced, offset or subject to recovery by the Company by reason of any compensation earned by Executive as the result of employment by another employer after Termination of Executive’s Employment. 8.3 No Further Compensation. Notwithstanding any other provision of this Agreement, the Annual Incentive Plan, the Stock Incentive Plan, any severance plan, policy, practice, or arrangement or any other benefit plan, agreement or arrangement of or maintained by Helen of Troy or any its subsidiaries, the provisions of this Agreement exclusively shall govern Executive’s rights to severance benefits upon termination of employment with the Company and its affiliates, and except as expressly set forth in this Agreement, Executive shall have no further right to any compensation or other benefits pertaining to severance. Executive acknowledges and agrees that the non-renewal or non-extension of the term of this Agreement shall not entitle Executive to any termination payment or payment of severance pursuant to Section 7 or to any other right or benefit hereunder. Under no circumstances will any rights or awards of Executive under the Annual Incentive Plan or the Stock Incentive Plan accelerate and vest upon the Termination of Executive’s Employment, except as otherwise provided in this Agreement.

11 9. Definitions. 9.1 Beneficial Owner or Beneficially Owned has the meaning of such term in Rule 13d-3 under the Exchange Act (or any successor rule thereto). 9.2 Cause. “Cause” shall mean: (a) Executive’s commission of an act of fraud, embezzlement or similar action; Executive’s conviction of, or plea of guilty or no contest to, (i) any felony, (ii) any crime involving fraud or embezzlement or (iii) any defalcation or any crime involving moral turpitude; (b) Executive’s material breach of any material written policy of the Company or Helen of Troy (which policy has previously been provided to Executive), including but not limited to the Code of Ethics for the Chief Executive Officer and Senior Financial Officers of Helen of Troy, which, if in the reasonable determination of the Board is capable of being cured or corrected, such breach is not cured or corrected by Executive within thirty (30) days of receiving written notice thereof from the Company; (c) Executive’s commission of any act of dishonesty which is injurious to the business reputation of the Company or Executive’s material violation of the Company’s insider trading policy; (d) Executive’s failure to perform his material duties, including without limitation, the failure to follow the directions of the Board, but for the avoidance of doubt a failure to meet a financial performance target or a financial performance objective will not in and of itself constitute Cause; or (e) the breach of any fiduciary duty owed to the Company, Helen of Troy and/or its shareholders, which is deemed to be material in the reasonable judgment of the Board. 9.3 Change of Control. “Change of Control” means the occurrence of any of the following events: (a) any “person” (as such term is used for purposes of Section 13(d)(3) or 15(d)(2) of the Exchange Act or any successor section thereto) becomes the Beneficial Owner, directly or indirectly, of more than forty percent (40%) of the combined voting power of the Outstanding Helen of Troy Voting Securities; provided, however, that the following acquisitions shall not constitute a Change of Control: (i) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by Helen of Troy or any corporation controlled by Helen of Troy, or (ii) any acquisition by an entity pursuant to a reorganization, merger, amalgamation or consolidation, unless such reorganization, merger, amalgamation or consolidation constitutes a Change of Control under clause (b) of this Section 9.4; (b) the consummation of a reorganization, merger, amalgamation or consolidation, unless following such reorganization, merger, amalgamation or consolidation sixty percent (60%) or more of the combined voting power of the then issued and outstanding voting securities of the entity resulting from such reorganization, merger, amalgamation or consolidation entitled to vote generally in the election of directors is then Beneficially Owned, directly or indirectly, by all or substantially all of the individuals and entities who were the Beneficial Owners, respectively, of the Outstanding Helen of Troy Voting Securities immediately prior to such reorganization, merger, amalgamation or consolidation; (c) the (i) approval by the shareholders of Helen of Troy of a complete liquidation or dissolution of Helen of Troy or (ii) sale or other disposition (in one (1) transaction or a series of related transactions) of all or substantially all of the assets of Helen of Troy and its “subsidiaries” (as defined in Section 424(f) of the Code), unless the successor entity existing immediately after such sale or disposition

12 is then Beneficially Owned, directly or indirectly, by all or substantially all of the individuals and entities who were the Beneficial Owners, respectively, of the Outstanding Helen of Troy Voting Securities immediately prior to such sale or disposition; or (d) during any period of twenty-four (24) months (not including any period prior to the effective date of the Helen of Troy Limited 2018 Stock Incentive Plan), individuals who at the beginning of such period constitute the Board, and any new director (other than (i) a director nominated by a Person who has entered into an agreement with Helen of Troy to effect a transaction described in Sections 9.4(a), (b) or (c) hereof, (ii) a director whose initial assumption of office occurs as a result of either an actual or threatened election contest subject to Rule 14a-11 of Regulation 14A promulgated under the Exchange Act or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board or (iii) a director designated by any Person who is the Beneficial Owner, directly or indirectly, of securities of Helen of Troy representing ten percent (10%) or more of the Outstanding Helen of Troy Voting Securities) whose election by the Board or nomination for election by Helen of Troy’s shareholders was approved in advance by a vote of at least two-thirds (2/3rds) of the directors then still in office who either were directors at the beginning of the period or whose election or nomination for election was previously so approved, cease for any reason to constitute at least a majority thereof. Notwithstanding the foregoing, to the extent that an option, RSA or RSU is subject to the terms of the Stock Incentive Plan and the Stock Incentive Plan would not permit the use of the definition of Change of Control set forth herein for the determination, vesting or any other benefit hereunder, then each reference to a Change of Control herein shall be deemed to be the definition of “Change of Control” (or analogous term) defined in the Stock Incentive Plan applicable to such option, RSA or RSU with respect to such determination, vesting, or any other benefit. 9.4 Closing Average Share Value. “Closing Average Share Value” means the average of the daily closing prices per share of the Shares as reported on the Stock Exchange for the thirty (30) Trading Days immediately prior to and including August 31, 2028. 9.5 Code. “Code” shall mean the Internal Revenue Code of 1986, as amended. 9.6 Disability. “Disability” shall mean that Executive would qualify to receive benefit payments under the long-term disability plan or policy, as it may be amended from time to time, of the Company or the affiliate or subsidiary of the Company to which Executive provides services regardless of whether Executive is covered by such plan or policy. If the Company or the affiliate or subsidiary of the Company to which Executive provides services does not have a long-term disability policy, “Disability” shall mean that Executive is unable to carry out the responsibilities and functions of the position held by Executive by reason of any medically determined physical or mental impairment for a period of not less than ninety (90) consecutive days or one-hundred eighty (180) non-consecutive days in any twelve (12) month period. An Executive shall not be considered to have incurred a Disability unless he or she furnishes proof of such impairment sufficient to satisfy the Compensation Committee of the Board (or any successor thereto or other committee designated by the Board to assume the obligations of the Compensation Committee of the Board under the terms of the Stock Incentive Plan, or if no committee shall be designated or in office, the Board) in its sole discretion. 9.7 Exchange Act. “Exchange Act” means the Securities Exchange Act of 1934, as amended, or any successor thereto. 9.8 Fair Market Value. “Fair Market Value” shall have the meaning ascribed to such term in the Stock Incentive Plan.

13 9.9 Good Reason. “Good Reason” shall mean any of the following if such event occurs without the written consent of Executive expressly referencing this definition: (a) Executive shall fail to be vested by the Company or Helen of Troy with the powers and authority of the Chief Executive Officer or a significant change by the Company or Helen of Troy in Executive’s functions, duties or responsibilities which would cause Executive’s position with the Company or Helen of Troy to become of less responsibility or scope from the position and attributes thereof described in Sections 1.1 and 1.2 above, or a change in Executive’s title; (b) any material reduction by the Company in Executive’s base salary, targeted Fiscal APB amount, or Targeted Equity Award Amount; (c) a material breach by the Company or Helen of Troy of this Agreement or any Other Executive Agreement; (d) the refusal of any successor to assume this Agreement in accordance with the terms and conditions of Section 10; or (e) Executive is required by the Company or Helen of Troy to move his residence more than fifty miles from the residence he establishes after the relocation set forth in Section 3. Notwithstanding anything to the contrary contained herein, no termination for Good Reason shall occur unless (i) Executive delivers written notice to the Company of the occurrence of the event described in this Section 9.10 that constitutes Good Reason within ninety (90) days of Executive learning of the initial existence of the event, (ii) the Company or Helen of Troy, as applicable, fails to remedy the event within thirty (30) days of the delivery of such notice and (iii) Executive terminates his employment no later than thirty (30) days following the end of such cure period. 9.10 Grant Date. “Grant Date” means (a) with respect to any option, RSA or RSU, the date expressly stated as the “Grant Date” or “Date of Grant” or analogous term in the applicable award agreement or (b) if no such date is specified in the applicable award agreement, the date on which the Compensation Committee resolves to grant an option, RSA or RSU, as the case may be. 9.11 Helen of Troy. “Helen of Troy” means Helen of Troy Limited, a Bermuda company, and its successors and assigns. 9.12 Opening Average Share Value. “Opening Average Share Value” means the average of the daily closing prices per share of the Shares as reported on the Stock Exchange for the thirty (30) Trading Days immediately prior to and including the last Trading Day of ending on the Effective Date. 9.13 Outstanding Helen of Troy Voting Securities. “Outstanding Helen of Troy Voting Securities” means the then issued and outstanding voting securities of Helen of Troy entitled to vote generally in the election of directors. 9.14 Share Value Performance Goal. “Share Value Performance Goal” means and will be determined and calculated by applying a ten percent (10.0%) annual percentage growth rate for each year during the Performance Period using the following formula: Opening Average Share Value multiplied by 1.1033. 9.15 Stock Exchange. “Stock Exchange” means a national securities exchange registered under Section 6 of the Securities Exchange Act of 1934, as amended, or if not so reported, as

14 otherwise reported by the principal exchange or over-the-counter market on which such shares are trading, if any, or as reported on any composite index which includes such principal exchange. 9.16 Termination of Executive’s Employment. “Termination of Executive’s Employment” means that (a) the Company has terminated Executive’s employment with the Company (including any affiliate or subsidiary of the Company) other than for Cause, death, Disability, or (b) Executive, by written notice to the Company, has terminated his employment with the Company (including any affiliate or subsidiary of the Company) for Good Reason. A Termination of Executive’s Employment is intended to mean a termination of employment which constitutes a “separation from service” (as determined by the Compensation Committee in its sole discretion in accordance with Section 409A of the Code) for purposes of non-qualified deferred compensation payable hereunder on or by reference to Executive’s separation from service. 9.17 Trading Day. “Trading Day” means any day during which the Shares is quoted or traded on a Stock Exchange. 10. Successors; Binding Agreement. The rights and obligations of the Company under this Agreement shall inure to the benefit of, and shall be binding on, the Company and its successors and assigns, and the rights and obligations of Executive under this Agreement shall inure to the benefit of, and shall be binding upon, Executive and (other than obligations to perform services and to refrain from disparagement) his heirs, personal representatives and assigns; provided that Executive may not assign any of his rights, interests or obligations hereunder without the prior written consent of the Company or Helen of Troy. The Company will require, and will cause Helen of Troy to require, any successor (whether direct or indirect, by purchase, merger, acquisition of assets, consolidation or otherwise) to all or substantially all of the business and/or assets of Helen of Troy to assume and agree to perform the duties and obligations of Helen of Troy and the Company, as the case may be, under this Agreement in the same manner and to the same extent that Helen of Troy and the Company would be required to perform if no such succession had taken place. 11. Entire Agreement; Conflicts with Other Agreements. With respect to the matters covered by this Agreement, this Agreement contains the entire understanding relating to the subject matter hereof (including any severance pay plans, policies, practices, arrangements or programs, written or unwritten, that Helen of Troy or any its subsidiaries may have had in effect for Executive from time to time) and supersedes any prior written or oral agreements, representations, and understandings, whether written or not. In the event of any conflict or inconsistency between the terms of any other agreement between the Company, Helen of Troy, or any of their respective subsidiaries and Executive or any plan of Helen of Troy or its subsidiaries and the terms hereof, the terms of this Agreement shall govern. For purposes of clarity, the arbitration terms found in Section 14 incorporate into this Agreement the Helen of Troy Dispute Resolution and Arbitration Policy and Agreement. Notwithstanding the foregoing, nothing in this Agreement is intended to supersede the Confidentiality, Proprietary Rights, and Security Agreement executed in connection with this Agreement by Executive. 12. Resignation of Corporate Offices. Executive will resign Executive’s office, if any, as a director, officer, trustee or other position of the Company, its subsidiaries or affiliates and of any other corporation, partnership, trust or other entity of which Executive serves as such at the request of the Company or its affiliates, effective as of the date of Termination of Executive’s Employment. Executive agrees to provide the Company such written resignation(s) upon request and that no severance pay or other benefits will be paid until after such resignation(s) are provided. Executive agrees to execute all documents and take such further steps as may be required to effectuate such resignation(s). 13. No Disparagement.

15 (a) Executive agrees, other than with regard to employees in the good faith performance of Executive’s duties with the Company while employed by the Company, both during the term of Executive’s employment and after Executive’s employment with the Company terminates, not to knowingly disparage the Company or its officers, directors, employees or agents in any manner likely to be harmful to it or them or its or their business, business reputation or personal reputation. This Section 13(a) shall not be violated by statements from Executive which are truthful, complete and made in good faith in required response to legal process or governmental inquiry. (b) Executive agrees that any breach of this Section 13 by Executive shall be deemed a material breach of this Agreement. Executive agrees and understands that the remedy at law for any breach by him of this Section 13 would be inadequate and that the damages flowing from such breach are not readily susceptible to being measured in monetary terms. Accordingly, it is acknowledged that, upon Executive’s violation of this Section 13, Helen of Troy or its subsidiaries may be entitled to immediate injunctive relief and may obtain temporary orders or other injunctive or provisional relief restraining any further breach in a court of competent jurisdiction. Nothing in this Section 13 shall be deemed to limit the Company, Helen of Troy or any of its subsidiaries’ remedies at law or in equity for any breach by Executive of any of the provisions of this Section 13 which may be pursued or availed of by the Company, Helen of Troy or any of its subsidiaries. 14. Dispute Resolution. (a) For purposes of this Section, the term “Dispute” means any claim or controversy that could be brought in a court of law that arises out of or relates in any way to this Agreement or Executive’s employment by Company, including, without limitation, in connection with any compensation award under the Stock Incentive Plan, the Annual Incentive Plan or otherwise as made to Executive by Helen of Troy, the Company or any of its affiliates. To the extent permitted by law or as otherwise expressly provided, Arbitration in accordance with the terms of this Section is the exclusive means for resolution of a Dispute. (b) In the event of any Dispute, the “complaining party” shall give the “other party” written notice of the Dispute. The parties shall have ten (10) business days to resolve the Dispute to their mutual satisfaction or, if unsuccessful, an additional five (5) business days to deliver a request to the other party to submit the Dispute to non-binding mediation with the assistance of a neutral, unaffiliated mediator. If such mediation request is accepted, the mediation shall be completed in El Paso County, Texas, or such other location to be agreed upon by the parties, within forty-five (45) days of delivery of the mediation request. Mediation fees shall be shared equally by the parties. (c) If mediation is unsuccessful, is not timely requested by any party, or is refused by the non-requesting party, either party may then initiate an arbitration pursuant to the Dispute Resolution and Arbitration Policy and Agreement, or pursuant to any updated Dispute Resolution and Arbitration Policy and Agreement (“DRAPA”) signed by executive then in existence. Notwithstanding language in the DRAPA that excludes from arbitration issues involving “any Long Term Incentive Plan,” such issues shall be subject to arbitration pursuant to the DRAPA as if the language excluding issues involving any Long Term Incentive Plan were not present with the DRAPA. (d) Waiver of Jury Trial. TO THE EXTENT PERMITTED BY LAW AND SUBJECT TO THE PARTIES’ AGREEMENT TO ARBITRATE, IN THE EVENT OF A DISPUTE BETWEEN THE PARTIES NOT COVERED BY ARBITRATION, EXECUTIVE AND COMPANY ELECT TO HAVE A JUDGE RATHER THAN A JURY RESOLVE ANY FUTURE DISPUTES AND WAIVE A TRIAL BY JURY OF ANY AND ALL ISSUES ARISING

16 IN ANY ACTION OR PROCEEDING RELATING TO THIS AGREEMENT OR TO THE EMPLOYMENT RELATIONSHIP. THE PARTIES UNDERSTAND THAT THE RIGHT TO A TRIAL BY JURY IS A CONSTITUTIONAL RIGHT AND THAT THIS ELECTION TO HAVE A JUDGE DETERMINE ANY CLAIM, RATHER THAN A JURY, IS A VOLUNTARY CHOICE. 15. Governing Law and Venue. To the extent not subject to the Arbitration section, this Agreement, including all matters related to its validity, enforceability, construction, interpretation and performance, all aspects of the relationship between the parties contemplated hereby and any disputes or controversies arising therefrom or related thereto, will be governed by, construed, and enforced in accordance with the laws of the State of Texas (without regard to its conflicts-of-law provisions or principles). The Company and Executive hereby irrevocably and unconditionally (a) agree that any action or proceeding arising out of or in connection with this Agreement shall be brought only in the state and federal courts of El Paso County, Texas (the “Texas Court”), and not in any other state or federal court in the United States of America or any court in any other country, (b) consent to submit to the exclusive jurisdiction of the Texas Court for purposes of any action or proceeding arising out of or in connection with this Agreement, (c) waive any objection to the laying of venue of any such action or proceeding in the Texas Court, and (d) waive, and agree not to plead or to make, any claim that any such action or proceeding brought in the Texas Court has been brought in an improper or inconvenient forum. 16. Amendment. No provision of this Agreement may be modified unless such modification is agreed to in writing signed by Executive and the Company. 17. Severability. If any of the provisions or terms of this Agreement shall for any reason be held invalid or unenforceable, such invalidity or unenforceability shall not affect any other terms of this Agreement, and this Agreement shall be construed as if such unenforceable term had never been contained in this Agreement. 18. Deferred Compensation. (a) It is the intention that no payment or entitlement pursuant to this Agreement will give rise to any adverse tax consequences under Section 409A or Section 457A of the Code (“Section 457A”) and that such payments or entitlements to which Executive is or could become entitled to under this Agreement are intended to be exempt from or comply with Section 409A and exempt from Section 457A, with the payments intended to be exempt under the “short-term deferral” and “separation pay” exceptions to the maximum extent permitted under Section 409A, and this Agreement shall be interpreted and administered in a manner consistent with such intent. Further, no effect shall be given to any provision herein in a manner that reasonably could be expected to give rise to adverse tax consequences under Section 409A or Section 457A. The Company and Executive agree to work together in good faith to consider amendments to this Agreement and to take such reasonable actions which are necessary, appropriate or desirable to avoid imposition of any additional tax or income recognition prior to actual payment to Executive under Section 409A or Section 457A. If Executive or the Company believes, at any time, that any benefit or right provided by this Agreement does not comply with Section 409A or Section 457A, it shall promptly advise the other and shall negotiate reasonably and in good faith to amend the terms of such benefits and rights such that they comply with Section 409A and Section 457A (with the most limited possible economic effect on Executive and on the Company). For purposes of Section 409A, each installment payment provided under this Agreement shall be treated as a separate and distinct payment. Nothing in this Agreement shall provide a basis for any person to take action against the Company or any affiliate thereof based on matters covered by Section 409A or Section 457A, including the tax treatment of any amount paid under this Agreement, and neither the Company nor any of its affiliates shall under any

17 circumstances have any liability to Executive or his estate or any other party for any taxes, penalties or interest due on amounts paid or payable under this Agreement, including taxes, penalties or interest imposed under Section 409A. (b) Without limiting the generality of the foregoing and anything in this Agreement to the contrary notwithstanding, if amounts or benefits payable by reference to the timing of Executive’s termination of employment constitute non-qualified deferred compensation subject to Section 409A, as determined in the Company’s sole discretion, (i) such amounts or benefits shall not be paid unless Executive experiences a “separation from service” (as determined by the Compensation Committee in its sole discretion in accordance with Section 409A of the Code), (ii) to the extent that any payment period conditioned on Executive’s execution of a release commences in one calendar year and ends in the subsequent calendar year, such amounts or benefits shall be paid in the second calendar year; and (iii) if Executive is a “specified employee” (within the meaning of Section 409A) as of the date of Executive’s separation from service, such amounts or benefits shall not be paid until the date that is six (6) months and one (1) day following the date of Executive’s separation from service, or if earlier, the date of Executive’s death. 19. Notices. All notices, requests, demands and other communications under this Agreement shall be in writing and shall be deemed to have been duly given if (a) delivered by hand and receipted for by the party to whom said notice or other communication shall have been directed, when delivered, (b) mailed by certified or registered mail with postage prepaid, on the third business day after the date on which it is so mailed, or (c) mailed by reputable overnight courier and receipted for by the party to whom said notice or other communication shall have been directed, on the first business day after being sent: (i) If to Executive, at such address last on the records of the Company or such other address as Executive shall provide to the Company in accordance with this Section 19. With a copy (which shall not constitute notice) to: Jeremy L. Goldstein, Esq. Sterlington PLLC Jeremy.Goldstein@sterlingtonlaw.com; notices@sterlingtonlaw.com (ii) If to the Company to: Helen of Troy Limited c/o Helen of Troy Nevada Corporation 201 E. Main St., Suite 300 El Paso, Texas 79901 Attn: Board of Directors With a copy to: Helen of Troy Limited c/o Helen of Troy Nevada Corporation Office of General Counsel 201 E. Main St., Suite 300 El Paso, Texas 79901

18 or to any other address as may have been furnished to Executive by the Company. 20. Clawback Policy. Notwithstanding any other provision of this Agreement or any other agreement between Executive, on the one hand, and the Company, Helen of Troy, or the respective affiliates, on the other hand (including any award or similar agreement granted to Executive under the Annual Incentive Plan or the Stock Incentive Plan) (collectively, the “Other Executive Agreements”), to the contrary, any compensation pursuant to this Agreement and/or the other Executive Agreements (including any Shares issued thereunder, and/or any amount received with respect to any sale of any such Shares), shall be subject to potential cancellation, recoupment, rescission, payback or other action in accordance with (a) Section 304 of the Sarbanes Oxley Act of 2002, (b) Rule 10D-1 of the Exchange Act and any rules and/or regulations issued pursuant to the Dodd-Frank Act of 2010, and (c) any clawback policy in effect, adopted or implemented by the Company on or after the date hereof with respect to or pursuant to the Sarbanes Oxley Act of 2002, the Exchange Act, the Dodd-Frank Act of 2010, in each case as amended, any rules and/or regulations issued pursuant to or promulgated thereunder and any rules, standards or regulations of any stock exchange or market or quotation system on which the Shares are traded or applicable to Helen of Troy (as such policy may be amended from time to time, the “Policy”). Executive agrees and consents to the Company’s and its affiliates application, implementation and enforcement of (a) the Policy or any similar policy established by the Company or its affiliates that may apply to Executive (subject to the Consent Right) and (b) any provision of applicable law relating to cancellation, rescission, payback or recoupment of compensation, and expressly agrees that the Company and its affiliates may take such actions as are necessary to effectuate the Policy, any similar policy (as applicable to Executive) or applicable law without further consent or action being required by Executive. 21. Legal Fees. The Company will cover the attorneys’ fees incurred by Executive in connection with the negotiation and preparation of this Agreement and related agreements in an amount not to exceed $20,000. [Signature page follows.]

19 IN WITNESS WHEREOF, this Agreement has been executed on the date and year first written above. HELEN OF TROY NEVADA CORPORATION By: /s/ Tessa Judge Name: Tessa Judge Title: CLO EMPLOYEE: /s/ G. Scott Uzzell G. Scott Uzzell The obligations of Helen of Troy Nevada Corporation to Executive hereunder are hereby guaranteed by Helen of Troy Limited, a Bermuda company. HELEN OF TROY LIMITED, a Bermuda company By: /s/ Tim Meeker Name: Tim Meeker Title: Chairman of the Board

A-1 EXHIBIT A RELEASE OF CLAIMS 1. Parties. The parties to Release of Claims (hereinafter “Release”) are G. Scott Uzzell and Helen of Troy Nevada Corporation, a Nevada corporation, as hereinafter defined. 1.1 Executive and Releasing Parties. For the purposes of this Release, “Executive” means G. Scott Uzzell, and “Releasing Parties” means Executive and his attorneys, heirs, legatees, personal representatives, executors, administrators, assigns, and spouse. 1.2 The Company and the Released Parties. For the purposes of this Release, the “Company” means Helen of Troy Nevada Corporation, a Nevada corporation, and “Released Parties” means the Company and its predecessors and successors, affiliates, and all of each such entity’s officers, directors, employees, insurers, agents, attorneys or assigns, in their individual and representative capacities. 2. Background and Purpose. Executive was employed by the Company. Executive’s employment is ending effective ________________ under the conditions described in Section 7.1 or 7.2, as applicable, of the Employment Agreement (“Agreement”) by and between Executive and the Company dated [__________ __, ____]. The purpose of this Release is to settle, and the parties hereby settle, fully and finally, any and all claims the Releasing Parties may have against the Released Parties, whether asserted or not, known or unknown, including, but not limited to, claims arising out of or related to Executive’s employment, separation of employment, any claim for reemployment, or any other claims whether asserted or not, known or unknown, past or future, that relate to Executive’s employment, separation of employment, reemployment, or application for reemployment (in each case except as set forth below). 3. Release. In consideration for the payments and benefits set forth in Section 7 of the Agreement and other promises by the Company all of which constitute good and sufficient consideration, Executive, for and on behalf of the Releasing Parties, waives, acquits and forever discharges the Released Parties from any obligations the Released Parties have and all claims the Releasing Parties may have as of the date that Executive executes this Release, including but not limited to, obligations and/or claims arising from the Agreement (other than any claim Executive may have against the Company after the date hereof with respect to nonperformance of the payment obligations of the Company set forth in Section 7 of the Agreement) or any other document or oral agreement relating to employment, separation of employment, compensation, benefits, severance or post-employment issues. Executive, for and on behalf of the Releasing Parties, hereby releases the Released Parties from any and all claims, demands, actions, or causes of action, in law or equity, whether known or unknown, arising from or related in any way to any employment of or past failure or refusal to employ Executive by the Company, or any other past claim that relates in any way to Executive’s employment, separation of employment, compensation, benefits,

A-2 reemployment, or application for employment, with the exception of any claim Executive may have against the Company for enforcement of the Agreement. The matters released include, but are not limited to, any claims under federal, state or local laws, including the Age Discrimination in Employment Act (“ADEA”) as amended by the Older Workers’ Benefit Protection Act (“OWBPA”), any common law tort, contract or statutory claims, and any claims for liquidated damages, compensatory or putative damages and for attorneys’ fees and costs. Further, Executive, for and on behalf of the Releasing Parties, waives and releases the Released Parties from any claims that this Release was procured by fraud or signed under duress or coercion so as to make the Release not binding. Executive is not relying upon any representations by the Company’s legal counsel in deciding to enter into this Release. Executive understands and agrees that by signing this Release, Executive, for and on behalf of the Releasing Parties, is giving up the right to pursue any legal claims that Executive or the Releasing Parties may have against the Released Parties with respect to the claims released hereby. Provided, nothing in this provision of this Release shall be construed to prohibit Executive from challenging the validity of the ADEA release in this Section of the Release or from filing a charge or complaint with the Equal Employment Opportunity Commission or any state agency or from participating in any investigation or proceeding conducted by the Equal Employment Opportunity Commission or state agency. However, the Released Parties will assert all such claims have been released in a final binding settlement. Executive should consult with an attorney regarding the terms of this Release before signing the Release. Executive understands and agrees that this Release extinguishes all released claims, whether known or unknown, foreseen or unforeseen. Executive fully understands that, if any fact with respect to any matter covered by this Release is found hereafter to be other than or different from the facts now believed by Executive to be true, Executive expressly accepts and assumes that this Release shall be and remain effective, notwithstanding such difference in the facts. 3.1 IMPORTANT INFORMATION REGARDING RELEASE OF AGE DISCRIMINATION CLAIMS. Executive understands and agrees that: a. Also included among the claims knowingly and voluntarily waived and released by Executive in Section 3 are any age discrimination, retaliation, harassment, or related claims under the Age Discrimination in Employment Act (“ADEA”), the Texas Commission on Human Rights Act, the Older Workers Benefit Protection Act (“OWBPA”), or any other federal, state, or local law; b. this Release is worded in an understandable way; c. claims under ADEA that may arise after the date Executive signs this Release are not waived; d. the rights and claims waived in this Release are in exchange for additional consideration over and above any consideration to which Executive was already undisputedly entitled; e. Executive is hereby advised to consult with an attorney prior to executing this Release and Executive acknowledges that there has been sufficient time and opportunity to do so; f. Executive has been given a period of time of twenty-one (21) days (or, if required by applicable law, forty-five (45) days) (the “Statutory Period”), if desired, to consider this

A-3 Release before signing it, and that if Executive signs this Release in less time than the full Statutory Period, then by doing so he voluntarily agreed to waive his right to the full Statutory Period; g. Executive may revoke this Release within seven (7) days from the date Executive executes this Release. Notice of revocation must be in writing and received by _________________ Attention: _____________ within seven (7) days after Executive signs this Release; and h. any changes made to this Release, whether material or immaterial, will not restart the running of the Statutory Period. 3.2 Reservations of Rights. This Release shall not affect any rights which Executive may have under any medical insurance, disability plan, workers’ compensation, unemployment compensation, indemnifications, applicable company stock incentive plan(s) that survive termination of employment, or the 401(k) plan maintained by the Company, or any other entitlement to benefits in which Executive already is vested. 3.3 No Admission of Liability. It is understood and agreed that the acts done and evidenced hereby and the release granted hereunder is not an admission of liability on the part of Executive or the Company or the Released Parties, by whom liability has been and is expressly denied. 4. Effective Date. The “Effective Date” of this Release shall be the eighth (8th) calendar day after it is signed and not revoked by Executive. 5. Confidentiality, Proprietary, Trade Secret and Related Information Executive acknowledges the duty and agrees not to make unauthorized use or disclosure of any confidential, proprietary or trade secret information learned as an employee about the Company, its products, customers and suppliers, and covenants not to breach that duty. This provision is in addition to, and not in lieu of: (a) the protections afforded trade secrets and confidential information under applicable law; and (b) notwithstanding the restrictions on use or disclosure of trade secrets, confidential information, or proprietary information under any other confidentiality agreement between the Company and Executive. Moreover, Executive acknowledges that, subject to the enforcement limitations of applicable law, the Company reserves the right to enforce the terms of any offer letter, employment agreement, confidentially agreement, or any other agreement between Executive and the Company and any section(s) therein. Should Executive, Executive’s attorney or agents be requested in any judicial, administrative, or other proceeding to disclose confidential, proprietary or trade secret information Executive learned as an employee of the Company, Executive shall promptly notify the Company of such request by the most expeditious means in order to enable the Company to take any reasonable and appropriate action to limit such disclosure. For the avoidance of doubt, nothing in this Agreement (including this Section 5) or the Plan is intended to impede, prohibit or restrict Executive (or an attorney acting on Executive’s behalf) from filing a charge or complaint, initiating communications directly with, or responding to any inquiry from, or providing testimony before, or otherwise participating or cooperating with any investigation or proceeding

A-4 with the U.S. Securities and Exchange Commission, Commodity Futures Trading Commission, FINRA, or any other state or federal regulatory authority or self-regulatory organization regarding this Agreement or its underlying facts or circumstances, or about a possible violation of securities laws (or recovering any remuneration for doing so), the Commodities Exchange Act, or employment laws, or exercising rights under the federal Defend Trade Secrets Act (“DTSA”) which DTSA provides that an individual shall not be held criminally or civilly liable for the disclosure of a trade secret that is made (i) in confidence to a government official or to an attorney and solely for the purpose of reporting or investigating a suspected violation of law; or (ii) in a complaint or other document filed in a lawsuit or other proceeding, if such filing is made under seal. Executive may provide confidential information in accordance with the immediately preceding sentence of this Section 5(a) without the risk of financial penalties to Executive. This Section 5(b) does not, however, authorize Executive to disclose information Executive obtains through a communication that is subject to the attorney-client privilege or the work product doctrine. 6. Scope of Release. The provisions of this Release shall be deemed to obligate, extend to, and inure to the benefit of the parties; the Company’s parents, subsidiaries, affiliates, successors, predecessors, assigns, directors, officers, and employees; and each party’s insurers, transferees, grantees, legatees, agents, personal representatives and heirs, including those who may assume any and all of the above-described capacities subsequent to the execution and Effective Date of this Release. 7. Entire Release. This Release and the Agreement signed by Executive contain the entire agreement and understanding between the parties with respect to the subject matter hereto and, except as reserved in Sections 3 and 5 of this Release, supersede and replace all prior agreements, written or oral, prior negotiations and proposed agreements, written or oral. Executive and the Company acknowledge that no other party, nor agent nor attorney of any other party, has made any promise, representation, or warranty, express or implied, not contained in this Release concerning the subject matter of this Release to induce this Release, and Executive and the Company acknowledge that they have not executed this Release in reliance upon any such promise, representation, or warranty not contained in this Release. 8. Severability. Every provision of this Release is intended to be severable. In the event any term or provision of this Release is declared to be illegal or invalid for any reason whatsoever by a court of competent jurisdiction or by final and unappealed order of an administrative agency of competent jurisdiction, such illegality or invalidity should not affect the balance of the terms and provisions of this Release, which terms and provisions shall remain binding and enforceable. 9. Mutual Drafting. The parties each acknowledge that each party has reviewed and revised this Agreement and that the normal rule of construction to the effect that any ambiguities are to be resolved against the drafting party shall not be employed in the interpretation of this Agreement. The language of this Agreement shall, in all cases, be construed as a whole, according to its fair meaning, and not strictly for, or against, either of the parties.

A-5 10. References. The Company agrees to follow the applicable policies regarding release of employment reference information. 11. Parties May Enforce Release. Nothing in this Release shall operate to release or discharge any parties to this Release or their successors, assigns, legatees, heirs, or personal representatives from any rights, claims, or causes of action arising out of, relating to, or connected with a breach of any obligation of any party contained in this Release. 12. Governing Law and Venue. This Release, including all matters related to its validity, enforceability, construction, interpretation and performance, all aspects of the relationship between the parties contemplated hereby and any disputes or controversies arising therefrom or related thereto, will be governed by, construed and enforced in accordance with the laws of the State of Texas (without regard to its conflicts-of-law provisions or principles). The Company and Executive hereby irrevocably and unconditionally (a) agree that any action or proceeding arising out of or in connection with this Release shall be brought only in the state and federal courts of El Paso County, Texas (the “Texas Court”), and not in any other state or federal court in the United States of America or any court in any other country, (b) consent to submit to the exclusive jurisdiction of the Texas Court for purposes of any action or proceeding arising out of or in connection with this Release, (c) waive any objection to the laying of venue of any such action or proceeding in the Texas Court, and (d) waive, and agree not to plead or to make, any claim that any such action or proceeding brought in the Texas Court has been brought in an improper or inconvenient forum. 13. Acknowledgments. Executive acknowledges that the Company is not undertaking to advise Executive with respect to any tax or other consequences of this Release and that Executive is solely responsible for determining those consequences. Executive has read this Release and understands its terms. Executive has been provided with a full and fair opportunity to consult with an attorney of his choosing and to obtain any and all advice deemed appropriate with respect to this Release. Executive acknowledges that nothing in this Release shall limit Executive’s ability to confer with legal counsel, to testify truthfully under subpoena or court order, or to initiate, provide truthful information for, or cooperate with an investigation by a municipal, state, or federal agency for enforcement of laws. This Release has been entered into with the understanding that there are no unresolved claims of any nature that Executive has against the Company. Executive acknowledges and agrees that except for the payment and benefits set forth in Section 7 of the Agreement, all compensation, benefits, and other obligations due Executive by the Company, whether by contract or by law, have been paid or satisfied in full. Executive further agrees that the representations and understandings set forth in this paragraph have been relied on by the Company and constitute consideration for the Company’s execution of this Release. In light of the foregoing, Executive is satisfied with the terms of this Release and agrees that its terms are binding on him. Dated: , G. Scott Uzzell

A-6 STATE OF ) ) County of ) Personally appeared the above named G. Scott Uzzell and acknowledged the foregoing instrument to be his voluntary act and deed. Before me: NOTARY PUBLIC - My commission expires: HELEN OF TROY NEVADA CORPORATION By: Name: Title: Dated: